UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2012

Power Integrations, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5245 Hellyer Avenue,
San Jose, CA 95138
(Address of principal executive offices and zip code)
Registrant's telephone number, including area code: (408) 414-9200
______________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders
Power Integrations, Inc. held its Annual Meeting of Stockholders on June 18, 2012. The following is a brief description of each matter voted upon at the Annual Meeting, as well as the final tally of the number of votes cast for or withheld for each director, and for or against each other matter, and the number of abstentions and broker non-votes with respect to each matter. A more complete description of each matter is set forth in Power Integrations' definitive proxy statement filed with the Securities and Exchange Commission on April 27, 2012.
1. Power Integrations' stockholders elected the seven directors proposed by Power Integrations for re-election, to serve until Power Integrations' 2013 Annual Meeting of Stockholders and until their successors have been elected and qualified. The tabulation of votes on this matter was as follows:

Nominee	Shares Voted For	Shares Withheld
Balu Balakrishnan	25,081,916	793,043
Alan D. Bickell	24,921,710	953,249
Nicholas E. Brathwaite	25,069,046	805,913
William L. George	25,553,138	321,821
Balakrishnan S. Iyer	24,877,883	997,076
E. Floyd Kvamme	24,981,055	893,904
Steven J. Sharp	25,081,788	793,171

There were 1,192,844 broker non-votes for this proposal.

2.     Power Integrations' stockholders approved, on an advisory basis, a resolution approving the compensation of Power Integrations' named executive officers, as disclosed in Power Integrations' proxy statement. The tabulation of votes on this matter was as follows:

Shares voted for:	24,490,370
Shares voted against:	1,356,073
Shares abstaining:	28,516
Broker non-votes	1,192,844

3.     Power Integrations' stockholders approved the 2007 Equity Incentive Plan, as amended to increase the aggregate number of shares of the company's common stock authorized for issuance under the plan. The tabulation of votes on this matter was as follows:

Shares voted for:	15,292,956
Shares voted against:	10,342,765
Shares abstaining:	239,238
Broker non-votes	1,192,844

4.     Power Integrations' stockholders ratified the selection of Deloitte & Touche LLP as the independent registered public accounting firm of Power Integrations for its fiscal year ending December 31, 2012. The tabulation of votes on this matter was as follows:

Shares voted for:	26,980,061
Shares voted against:	31,411
Shares abstaining:	56,331
Broker non-votes	0

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

Dated: June 21, 2012	By:	/s/ Sandeep Nayyar
Sandeep Nayyar
Chief Financial Officer & Vice President of Finance